EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT

                     NAME OF COMPANY STATE OF INCORPORATION
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                Expand Beyond Corporation                  Delaware

                Clickmarks, Inc.                           California

                WizShop.com, Inc.                          Delaware